                                                                     Exhibit 3.2
                                                                     -----------

                     RESTATED CERTIFICATE OF INCORPORATION

                                      of

                              CBRE HOLDING, INC.


                  CBRE Holding, Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

                  1. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 20, 2001 under the name of BLUM CB Holding Corp. and the date of the filing of its Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware was March 26, 2001 under the name of CBRE Holding, Inc.

                  2. This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware. The Corporation has received payment for its stock.

                  3. The Board of Directors of the Corporation, pursuant to a unanimous written action in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted resolutions proposing and declaring advisable that the Corporation restate its Certificate of Incorporation to read in its entirety as follows:

                  FIRST:  The name of this Corporation is CBRE Holding, Inc.
                  -----
(hereinafter called the "Corporation").
                         -----------

                  SECOND:  The registered office and registered agent of the
                  ------
Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD:  The purpose of the Corporation is to engage in any
                  -----
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of capital stock the
                  ------
Corporation shall have authority to issue is 100,000,000 shares, which shall be divided into two classes: (i) 75,000,000 shares shall be Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and (ii) 25,000,000
                               --------------------
shares shall be Class B Common Stock, $.01 par value per share (the "Class B
                --------------------                                 -------
Common Stock"). The Class A Common
------------
Stock and Class B Common Stock are sometimes referred to herein as the "Common
                                                                        ------
Stock."
-----
         The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the Class A Common Stock and Class B Common Stock.

         1. General. Except as otherwise set forth below in this Article FOURTH, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

         2. Voting Rights. Except as otherwise required by this Restated Certificate of Incorporation or by applicable law, at every meeting of the stockholders of the Corporation every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his, her or its name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders. Except as otherwise required by this Restated Certificate of Incorporation or by applicable law, at every meeting of the stockholders of the Corporation every holder of Class B Common Stock shall be entitled to ten votes in person or by proxy for each share of Class B Common Stock standing in his, her or its name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders. Except as otherwise required by this Restated Certificate of Incorporation or by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

         3. Dividends. Subject to the other provisions of this Restated Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock; provided, however, in the event a dividend or distribution shall be paid or distributed with respect to one class of Common Stock a simultaneous dividend or distribution shall be paid or distributed on the other class and in the same proportion.

         4. Changes in Capitalization. In the event there is an increase or decrease in the number of issued shares of Common Stock resulting from any stock split, stock dividend, reverse stock split, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of outstanding shares of Common Stock, the outstanding shares of Class A Common Stock and the outstanding shares of Class B Common Stock shall be adjusted in the same manner in all respects.

         5. Dissolution. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock and the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive the same amount per share in respect thereof.

         6. Merger. Unless otherwise approved by a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and the outstanding shares of Class B Common Stock, each voting separately as a class, in case of any reorganization or any consolidation of the Corporation with one or more other corporations or entities or a merger of the Corporation with another corporation or entity in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including cash, the "Merger Consideration"), each holder of a share of Class A Common
           --------------------
Stock shall be entitled to receive with respect to such share the same kind and amount of Merger Consideration receivable upon such reorganization, consolidation or merger (a "Merger") by a holder of a share of Class B Common
                            ------
Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of Merger Consideration receivable upon such Merger by a holder of a share of Class A Common Stock; provided, however, that subject to compliance with applicable law, in the event that the one or more of the other corporations or entities that is a party to a Merger notifies the Corporation that it will require the structure of the Merger to be treated as a recapitalization for financial accounting purposes and that it will require the Corporation to no longer be subject to the reporting requirements or Section 14 of the Securities Exchange Act of 1934, as amended, after the closing date of the Merger, then, solely to the extent deemed necessary by such other corporation or entity to satisfy such requirements, the Merger Consideration a holder of a share of Class A Common Stock shall be entitled to receive with respect to such share may be a different kind than the Merger Consideration a holder of a share of Class B Common Stock shall be entitled to receive with respect to such share. Without limiting the proviso set forth in the foregoing sentence, in the event that the holders of Class A Common Stock or of Class B Common Stock are granted rights to elect to receive one of two or more alternative forms of Merger Consideration the foregoing sentence shall be deemed satisfied if holders of Class A Common Stock and holders of Class B Common Stock are granted substantially identical election rights.

         7. No Adverse Effect. With respect to any proposed amendment of this Restated Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock, so as to affect them adversely relative to the other class of Common Stock, the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class as provided herein. The affirmative vote of shares representing a majority of the votes entitled to be cast by the holders of outstanding shares of each class of Common Stock, voting separately by class, shall be required to adopt any provision inconsistent with or repeal any provision of, or alter or amend this paragraph 7. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

         8. Conversion of Class B Common Stock.

            (a) Voluntary Conversion. Upon the written request of any holder of shares of Class B Common Stock, any shares of Class B Common Stock that such holder so specifies shall automatically convert on a share for share basis into the same number of shares of Class A Common Stock.

            (b) Mandatory Conversion. Shares of Class B Common Stock shall be converted into shares of Class A Common Stock at the times and in the amounts set forth in subparagraphs (i) and (ii) of this subparagraph (b) (each an "Event
                                                                           -----
of Conversion").
-------------

                  (i) Upon any transfer, sale or other disposition (including without limitation, by operation of law), whether directly or indirectly, of record ownership (a "Transfer") of shares of Class B
                                                --------
            Common Stock, whether or not for value, by any holder, other than any Transfer by such holder to a Permitted Class B Holder (as defined below), the shares of Class B Common Stock Transferred shall automatically be converted into shares of Class A Common Stock on a share for share basis without further action by the holders of Common Stock. For purposes hereof, the term "Permitted
                                                                    ---------
            Class B Holder" shall mean (A) RCBA Strategic Partners, L.P., (B)
            --------------
            any record holder of Class B Common Stock at the effective time of the merger of BLUM CB Corp. with and into CB Richard Ellis Services, Inc. pursuant to the Amended and Restated Merger Agreement, dated as of May 31, 2001, among the Corporation, BLUM CB Corp. and CB Richard Ellis Services, Inc., as such agreement may be further amended or restated, and (C) any single person or entity to whom a Permitted Holder specified in clause (A) or (B) of this definition Transfers shares of Class B Common Stock, provided that
            (x) at or prior to the time of such Transfer the transferee designates such person or entity to be a Permitted Class B Holder in a written notice delivered to the Corporation and (y) immediately following such Transfer the transferee no longer holds any shares of Class B Common Stock, provided, further that effective upon the Transfer of Class B Common Stock to such newly designated Class B Permitted Holder the transferee shall automatically cease to be a Permitted Class B Holder. The Corporation will at all times maintain in its stock register a list of Permitted Class B Holders.

                  (ii) Upon the completion of an underwritten public offering of
            Common Stock pursuant to which the Corporation becomes listed on a national securities exchange or on the NASDAQ Stock Market all outstanding shares of Class B Common Stock shall automatically be converted into shares of Class A Common Stock on a share for share basis without further action by the holders of Common Stock.

            (c) Class B Conversion Procedure. Any conversion pursuant to this paragraph 8 shall be deemed to have been effected at the time (i) the holder of Class B Common Stock requests such conversion in accordance with subsection (a) of this paragraph 8 or (ii) the Event of Conversion referred to in subsection
(b) of this paragraph 8 occurred, as the case may be (the "Class B Conversion
                                                           ------------------
Time"). At the Class B Conversion Time, the certificate or certificates that
----
represented immediately prior thereto the shares of Class B Common Stock which were so converted (the "Converted Class B Common Stock") shall, automatically
                        ------------------------------
and without further action, represent on a share for share basis the same number of shares of Class A Common Stock. Holders of Converted Class B Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of Class A Common Stock together with a written notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class A Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock into which the Converted Class B Common Stock was so converted and shall cause such shares of Class A Common Stock to be registered in the name of such holder. The Corporation will issue certificates for the balance of the shares of Class B Common Stock in any case in which fewer than all of the shares of Class B Common Stock represented by a certificate are converted. The Person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock and will have all the rights of record holders of shares of Class A Common Stock at and as of the Class B Conversion Time, and the rights of such Person as a holder of shares of Class B Common Stock that have been converted shall cease and terminate at and as of the Class B Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this paragraph 8; provided, however, that such Person shall be entitled to receive, when paid, any dividends declared on the Class B Common Stock as of a record date preceding the Class B Conversion Time and unpaid as of the Class B Conversion Time so long as such Person was the record holder when such dividends were declared. For purposes of this Restated Certificate of Incorporation, "Person" shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

            (d) Payment of Transfer Taxes. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of Class B Common Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of the Class B Common Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not applicable.

            (e) Reservation of Class A Common Stock. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to such issuance.

     9.  Conversion of Class A Common Stock by Class B Holders.

         (a) Voluntary Conversion of Class A Stock. So long as shares of
Class B Common Stock are outstanding, in the event a holder of Class B Common Stock purchases, holds or otherwise acquires any shares of Class A Common Stock, such holder of Class B Common Stock may at any time thereafter request that such shares of Class A Common Stock convert on a share for share basis into the same number of shares of Class B Common Stock.

         (b) Class A Conversion Procedure. So long as shares of Class B
Common Stock are outstanding, any conversion pursuant to this paragraph 9 shall be deemed to have been effected at the time the holder of Class B Common Stock requests such conversion in accordance with subsection (a) of this paragraph 9 (the "Class A Conversion Time"). At the Class A Conversion Time, the certificate
      -----------------------
or certificates that represented immediately prior thereto the shares of Class A Common Stock which were so converted (the "Converted Class A Common Stock")
                                           ------------------------------
shall, automatically and without further action, represent on a share for share basis the same number of shares of Class B Common Stock. Holders of Converted Class A Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of Class B Common Stock, together with a written notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class B Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Class B Common Stock a certificate or certificates representing the number of shares of Class B Common Stock into which the Converted Class A Common Stock was so converted and shall cause such shares of Class B Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class B Common Stock and will have all the rights of record holders of shares of Class B Common Stock at and as of the Class A Conversion Time, and the rights of such Person as a holder of shares of Class A Common Stock that have been converted shall cease and terminate at and as of the Class A Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this paragraph 9; provided, however, that such Person shall be entitled to receive when paid any dividends declared on the Class A Common Stock as of a record date preceding the Class A Conversion Time and unpaid as of the Class A Conversion Time, so long as such Person was the record holder when such dividends were declared.

         (c) Payment of Transfer Taxes. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class B Common Stock on conversion of Class A Common Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class B Common Stock in a name other than that of the registered holder of the Class A Common Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not applicable.

           (d) Reservation of Class B Common Stock. So long as shares of Class
B Common Stock are outstanding, the Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class B Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class B Common Stock as shall from time to time be sufficient to effect all possible conversions of Class A Common Stock to Class B Common Stock.

           FIFTH: Pursuant to Section 242 of the General Corporation Law of the
           -----
State of Delaware, each share of capital stock of the Corporation outstanding as of this date is hereby reclassified and converted by operation of law into one share of Class B Common Stock.

           SIXTH:
           -----

     1.    To the fullest extent permitted by the laws of the State of
Delaware:

           (a) The Corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the Corporation. The Corporation may indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

           (b) The Corporation shall promptly pay expenses incurred by any person described in the first sentence of subsection (a) of this Article SIXTH, Section 1 in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

           (c) The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article SIXTH, Section 1 against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article SIXTH, Section 1 or otherwise.

           (d) The provisions of this Article SIXTH, Section 1 shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article SIXTH, Section 1 shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article SIXTH, Section 1 and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article SIXTH, Section 1 shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article SIXTH, Section 1 shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article SIXTH, Section 1 shall be made to the fullest extent permitted by law.

           (e) For purposes of this Article SIXTH, references to "other
                                                                  -----
enterprises" shall include employee benefit plans; references to "fines" shall
-----------                                                       -----
include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation"
                                 -----------------------------------------
shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

     2. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

           SEVENTH:  The Board of Directors of the Corporation, acting by
           -------
majority vote, may alter, amend or repeal the By-Laws of the Corporation.

           EIGHTH:  The Corporation expressly elects not to be governed
           ------
by Section 203 of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     4. In lieu of a meeting and vote of the stockholders, the stockholders have given written consent to such restatement of the Certificate of Incorporation of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has signed this Restated Certificate of Incorporation on June 7, 2001.


                                                     /s/ Claus J. Moller
                                                     ----------------------
                                                     Claus J. Moller
                                                     President